                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 333-72259) of our report dated February 15, 1999, except for
Note 17(b) as to which the date is March 22, 1999, relating to the financial statements of MONY Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
February 28, 2000